                                                                Sub-Item 77Q1(e)

                            MEMORANDUM OF AGREEMENT
                             (ADVISORY FEE WAIVERS)

     This Memorandum of Agreement is entered into as of the effective date on the attached Exhibit A and B (each an "Exhibit" or, collectively the "Exhibits"), between AIM Counselor Series Trust (Invesco Counselor Series Trust), AIM Equity Funds (Invesco Equity Funds), AIM Funds Group (Invesco Funds Group), AIM Growth Series (Invesco Growth Series), AIM International Mutual Funds (Invesco International Mutual Funds), AIM Investment Funds (Invesco Investment Funds), AIM Investment Securities Funds (Invesco Investment Securities Funds), AIM Sector Funds (Invesco Sector Funds), AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust), AIM Variable Insurance Funds (Invesco Variable Insurance Funds), Invesco California Insured Municipal Income Trust, Invesco California Quality Municipal Securities, Invesco High Yield Fund, Inc., Invesco Insured California Municipal Securities, Invesco Insured Municipal Bond Trust, Invesco Insured Municipal Income Trust, Invesco Insured Municipal Securities, Invesco Insured Municipal Trust, Invesco Municipal Income Opportunities Trust, Invesco Municipal Income Opportunities Trust II, Invesco Municipal Income Opportunities Trust III, Invesco Municipal Premium Income Trust, Invesco New York Quality Municipal Securities, Invesco Prime Income Trust, Invesco Quality Municipal Income Trust, Invesco Quality Municipal Investment Trust, Invesco Quality Municipal Securities and Short-Term Investments Trust (each a "Trust" or, collectively, the "Trusts"), on behalf of the funds listed on the Exhibits to this Memorandum of Agreement (the "Funds"), and Invesco Advisers, Inc. ("Invesco"). Invesco shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the Exhibits.

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Invesco agree that until at least the expiration date set forth on Exhibit A (the "Expiration Date") and with respect to those Funds listed on the Exhibit, Invesco will waive its advisory fees at the rate set forth on the Exhibit.

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Invesco Aim agree as follows:

    1. Each Trust, for itself and its Funds, and Invesco agree that until the expiration date, if any, of the commitment set forth on the attached Exhibit B occurs, as such Exhibit B is amended from time to time, Invesco will waive advisory fees payable by an Investing Trust in an amount equal to 100% of the net advisory fee Invesco receives on the Uninvested Cash (defined below) from the Affiliated Money Market Fund (defined below) in which the Investing Trust invests (the "Waiver").

       i. Invesco's Fund Accounting Group will calculate, and apply, the Waiver monthly, based upon the average investment of Uninvested Cash made by the Investing Trust during the previous month in an Affiliated Money Market Fund.

       ii. The Waiver will not apply to those investing Trusts that do not charge an advisory fee, either due to the terms of their advisory agreement, or as a result of contractual or voluntary fee waivers.

       iii. The Waiver will not apply to cash collateral for securities lending.

       For purposes of the paragraph above, the following terms shall have the following meanings:

       (a) "Affiliated Money Market Fund" - any existing or future Trust that holds itself out as a money market fund and complies with Rule 2a-7 under the Investment Company Act of 1940, as amended; and

       (b) "Uninvested Cash" - cash available and uninvested by a Trust that may result from a variety of sources, including dividends or interest received on portfolio securities, unsettled securities transactions, strategic reserves, matured investments, proceeds from liquidation of investment securities, dividend payments, or new investor capital.

     2. Neither a Trust nor Invesco may remove or amend the Waiver to a Trust's detriment prior to requesting and receiving the approval of the Board of Trustee of the applicable Fund's Trust to remove or amend such Waiver. Invesco will not have any right to reimbursement of any amount so waived.

     The Boards of Trustees and Invesco may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Invesco will not have any right to reimbursement of any amount so waived or reimbursed.

     Subject to the foregoing paragraphs, each of the Trusts and Invesco agree to review the then-current waivers for each class of the Funds listed on the Exhibits on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and Invesco have agreed to continue them. The Exhibits will be amended to reflect any such agreement.

     It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, each of the Trusts, on behalf of itself and its Funds listed in Exhibit A and B to this Memorandum of Agreement, and Invesco have entered into this Memorandum of Agreement as of the Effective Date on the attached Exhibits.

     AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)
     AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)
     AIM FUNDS GROUP (INVESCO FUNDS GROUP)
     AIM GROWTH SERIES (INVESCO GROWTH SERIES)
     AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS) AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
     AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS) AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
     AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
     AIM TREASURER'S SERIES TRUST (INVESCO TREASURER'S SERIES TRUST)
     AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS) INVESCO CALIFORNIA INSURED MUNICIPAL INCOME TRUST
     INVESCO CALIFORNIA QUALITY MUNICIPAL SECURITIES
     INVESCO HIGH YIELD FUND, INC.
     INVESCO INSURED CALIFORNIA MUNICIPAL SECURITIES
     INVESCO INSURED MUNICIPAL BOND TRUST
     INVESCO INSURED MUNICIPAL INCOME TRUST
     INVESCO INSURED MUNICIPAL
     SECURITIES
     INVESCO INSURED MUNICIPAL TRUST
     INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST
     INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST II
     INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST III
     INVESCO MUNICIPAL PREMIUM INCOME TRUST
     INVESCO NEW YORK QUALITY MUNICIPAL SECURITIES
     INVESCO PRIME INCOME TRUST
     INVESCO QUALITY MUNICIPAL INCOME TRUST
     INVESCO QUALITY MUNICIPAL INVESTMENT TRUST

INVESCO QUALITY MUNICIPAL SECURITIES
SHORT-TERM INVESTMENTS TRUST
on behalf of the Funds listed in the Exhibit to this Memorandum of Agreement

By: /s/  John  M.  Zerr
    -------------------
Title: Senior Vice President

INVESCO ADVISERS, INC.

By: /s/  John  M.  Zerr
    -------------------
Title: Senior Vice President

                        EXHIBIT A TO ADVISORY FEE MOA

AIM EQUITY FUNDS
(INVESCO EQUITY
FUNDS)                          WAIVER DESCRIPTION                              EFFECTIVE DATE    EXPIRATION DATE
-----                           ----------------------                          --------------    ---------------
                                Invesco will waive advisory fees to the extent
Invesco                         necessary so that advisory fees Invesco
Constellation Fund              receives do not exceed the annualized rates
                                listed below.                                        3/27/2006        12/31/2012
                                0.695% of the first $250M
                                0.615% of the next $4B
                                0.595% of the next $750M
                                0.57% of the next $2.5B
                                0.545% of the next $2.5B
                                0.52% of the excess over $10B

AIM TAX-EXEMPT
FUNDS (INVESCO TAX-                                                                                 EXPIRATION
EXEMPT FUNDS)                   WAIVER DESCRIPTION                                 EFFECTIVE DATE      DATE
----------------------          -------------------------                          --------------   ------------

Invesco Van Kampen              Invesco will waive advisory fees in the

Intermediate Term               amount of 0.10% of the Fund's average daily
Municipal Income                net assets
Fund                                                                                 2/12/2010        6/30/2012
Invesco Van Kampen              Invesco will waive advisory fees in the
New York Tax Free               amount of 0.25% of the Fund's average daily
Income Fund                     net assets                                           2/12/2010        6/30/2012

AIM TREASURER'S
SERIES TRUST
(INVESCO
TREASURER'S SERIES
TRUST)                          WAIVER DESCRIPTION                                 EFFECTIVE DATE   EXPIRATION DATE
----------------------          -------------------------                          --------------   ---------------
                                Invesco will waive advisory fees in the
                                amount of 0.07% of the Fund's average daily
Premier Portfolio               net assets                                            2/1/2011       12/31/2012
                                Invesco will waive advisory fees in the
Premier U.S.                    amount of 0.07% of the Fund's average daily
Government Money                net assets
Portfolio                                                                             2/1/2011       12/31/2012

                                  EXHIBIT "B"

          AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

PORTFOLIO                                             EFFECTIVE DATE     COMMITTED UNTIL
-------------------------------------                 -----------------  ---------------

Invesco California Tax-Free Income Fund               February 12, 2010  June 30, 2012
Invesco Core Plus Bond Fund                           June 2, 2009       June 30, 2012
Invesco Equally-Weighted S&P 500 Fund                 February 12, 2010  June 30, 2012
Invesco Floating Rate Fund                            July 1, 2007       June 30, 2012
Invesco S&P 500 Index Fund                            February 12, 2010  June 30, 2012
Invesco Select Real Estate Income Fund                July 1, 2007       June 30, 2012
Invesco Structured Core Fund                          July 1, 2007       June 30, 2012
Invesco Van Kampen American Franchise Fund            February 12, 2010  June 30, 2012
Invesco Van Kampen Equity and Income Fund             February 12, 2010  June 30, 2012
Invesco Van Kampen Growth and Income Fund             February 12, 2010  June 30, 2012
Invesco Van Kampen Pennsylvania Tax Free Income Fund  February 12, 2010  June 30, 2012
Invesco Van Kampen Small Cap Growth Fund              February 12, 2010  June 30, 2012

                    AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

PORTFOLIO                                             EFFECTIVE DATE  COMMITTED UNTIL
-------------------------------------                 --------------  ---------------
Invesco Capital Development Fund                       July 1, 2007    June 30, 2012
Invesco Charter Fund                                   July 1, 2007    June 30, 2012
Invesco Constellation Fund                             July 1, 2007    June 30, 2012
Invesco Disciplined Equity Fund                        July 14, 2009   June 30, 2012
Invesco Diversified Dividend Fund                      July 1, 2007    June 30, 2012
Invesco Summit Fund                                    July 1, 2007    June 30, 2012

                     AIM FUNDS GROUP (INVESCO FUNDS GROUP)

FUND                                      EFFECTIVE DATE  COMMITTED UNTIL
--------------------------                --------------  ---------------
Invesco European Small Company Fund       July 1, 2007    June 30, 2012
Invesco Global Core Equity Fund           July 1, 2007    June 30, 2012
Invesco International Small Company Fund  July 1, 2007    June 30, 2012
Invesco Small Cap Equity Fund             July 1, 2007    June 30, 2012

                   AIM GROWTH SERIES (INVESCO GROWTH SERIES)

FUND                                   EFFECTIVE DATE     COMMITTED UNTIL
-----------------                      --------------     ---------------
Invesco Convertible Securities Fund    February 12, 2010  June 30, 2012
Invesco Global Equity Fund             July 1, 2007       June 30, 2012
Invesco Mid Cap Core Equity Fund       July 1, 2007       June 30, 2012
Invesco Small Cap Growth Fund          July 1, 2007       June 30, 2012
Invesco Van Kampen Leaders Fund        February 12, 2010  June 30, 2012
Invesco Van Kampen U.S. Mortgage Fund  February 12, 2010  June 30, 2012

      AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

FUND                                        EFFECTIVE DATE  COMMITTED UNTIL
------------------------------------------  --------------  ---------------
Invesco Asia Pacific Growth Fund            July 1, 2007    June 30, 2012
Invesco European Growth Fund                July 1, 2007    June 30, 2012
Invesco Global Growth Fund                  July 1, 2007    June 30, 2012
Invesco Global Small & Mid Cap Growth Fund  July 1, 2007    June 30, 2012
Invesco International Growth Fund           July 1, 2007    June 30, 2012
Invesco International Core Equity Fund      July 1, 2007    June 30, 2012

                AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

FUND                                       EFFECTIVE DATE       COMMITTED UNTIL
------                                     ------------         -----------
Invesco Balanced-Risk Allocation Fund*      May 29, 2009         June 30, 2012
Invesco Balanced-Risk Commodity Strategy
  Fund**                                    November 29, 2010    June 30, 2012
Invesco China Fund                          July 1, 2007         June 30, 2012
Invesco Commodities Strategy Fund***        February 12, 2010    June 30, 2012
Invesco Developing Markets Fund             July 1, 2007         June 30, 2012
Invesco Emerging Markets Equity Fund        May 11, 2011         June 30, 2012
Invesco Emerging Market Local Currency
  Debt Fund                                 June 14, 2010        June 30, 2012
Invesco Endeavor Fund                       July 1, 2007         June 30, 2012
Invesco Global Advantage Fund               February 12, 2010    June 30, 2012
Invesco Global Health Care Fund             July 1, 2007         June 30, 2012
Invesco International Total Return Fund     July 1, 2007         June 30, 2012
Invesco Pacific Growth Fund                 February 12, 2010    June 30, 2012
Invesco Premium Income Fund                 December 13, 2011    June 30, 2012
Invesco Small Companies Fund                July 1, 2007         June 30, 2012

     AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

FUND                                    EFFECTIVE DATE     COMMITTED UNTIL
--------------------------------------  -----------------  ---------------
Invesco Dynamics Fund                   July 1, 2007       June 30, 2012
Invesco Global Real Estate Fund         July 1, 2007       June 30, 2012
Invesco High Yield Fund                 July 1, 2007       June 30, 2012
Invesco High Yield Securities Fund      February 12, 2010  June 30, 2012
Invesco Limited Maturity Treasury Fund  July 1, 2007       June 30, 2012
Invesco Money Market Fund               July 1, 2007       June 30, 2012
Invesco Municipal Bond Fund             July 1, 2007       June 30, 2012
Invesco Real Estate Fund                July 1, 2007       June 30, 2012
Invesco Short Term Bond Fund            July 1, 2007       June 30, 2012
Invesco U.S. Government Fund            July 1, 2007       June 30, 2012
Invesco Van Kampen Corporate Bond Fund  February 12, 2010  June 30, 2012

* Advisory fees to be waived by Invesco for Invesco Balanced-Risk Allocation Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund I, Ltd. invests.

**  Advisory fees to be waived by Invesco for Invesco Balanced-Risk
    Commodity Strategy Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund III, Ltd. invests.

*** Advisory fees to be waived by Invesco for Invesco Commodities Strategy Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund II, Ltd. Invests.